UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2021 (August 3, 2021)

Finch Therapeutics Group, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40227	82-3433558
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Inner Belt Road, Suite 400 Somerville, Massachusetts	02143
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 229-6499

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	FNCH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 3, 2021 (the “Execution Date”), Finch Therapeutics, Inc. (“FTI”), a direct, wholly owned subsidiary of Finch Therapeutics Group, Inc. (the “Company”), entered into a lease (the “Lease”) with Hood Park LLC (the “Landlord”), pursuant to which FTI will lease approximately 61,139 square feet of office and laboratory space on the second floor of a building located at 100 Hood Park Drive, Charlestown, Massachusetts 02129 (the “Premises”). Under the terms of the Lease, FTI also has a right of first offer to lease additional space (i) above the second floor of the building, (ii) in the building located at 500 Rutherford Avenue and (iii) in the building located at 570 Rutherford Avenue, in each case as it becomes available and subject to certain conditions.

The term of the Lease commenced on the Execution Date, and FTI will become responsible for paying rent under the Lease on the earlier of (i) January 1, 2022 and (ii) the date FTI’s work on the Premises is substantially completed and FTI has commenced business operations in the Premises (the “Rent Commencement Date”).

The initial term of the Lease will be for a period commencing on the Execution Date and expiring on the date that is ten years from the Rent Commencement Date, unless earlier terminated. The Lease also provides FTI with an option to extend the Lease for one additional five-year term. FTI’s annual base rent for the Premises will start at approximately $4.5 million, commencing on the Rent Commencement Date and will increase on each anniversary of the Rent Commencement Date by approximately 2.8% per annum, up to a maximum annual base rent during the initial term of approximately $5.8 million. The Lease provides for a tenant improvement allowance of approximately $14.8 million for the cost of FTI’s work on the Premises.

FTI is required to post a customary letter of credit in the amount of approximately $2.3 million, subject to decrease on a set schedule, as a security deposit pursuant to the Lease.

The foregoing description of the Lease is qualified in its entirety by reference to the complete text of the Lease, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2021.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by this Item 2.03 is set forth in Item 1.01 above and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FINCH THERAPEUTICS GROUP, INC.

Date: August 4, 2021	By:	/s/ Joseph Vittiglio
Joseph Vittiglio
General Counsel